Exhibit 21.1
The following table lists the direct and indirect subsidiaries of SmileDirectClub, Inc. as of December 31, 2021

Name of Subsidiary	Jurisdiction/State of Incorporation
Access Dental Lab, LLC	Tennessee
CAMF II, LLC	Delaware
Ortho Lab Services, LLC	Delaware
SDC Canada Inc.	Canada
SDC Financial, LLC	Delaware
SDC Holding, LLC	Tennessee
SDC Plane, LLC	Delaware
SDC US SmilePay SPV	Delaware
SmileDirectClub AUS PTY LTD	Australia
SmileDirectClub DEU GmbH	Germany
SmileDirectClub FR SARL	France
SmileDirectClub HK Limited	Hong Kong
SmileDirectClub IRL Ltd	Ireland
SmileDirectClub NZ	New Zealand
SmileDirectClub Sociedad Anonima	Costa Rica
SmileDirectClub UK Ltd.	United Kingdom
SmileDirectClub Singapore Pte Ltd	Singapore
SmileDirectClub Mexico	Mexico
SmileDirectClub Spain, Sociedad Limitada	Spain
SmileDirectClub AUT GmbH	Hamburg
SmileDirectClub Mexico, Servicios S. DE R.L. DE C.V.	Mexico
SmileDirectClub NLD BV	Netherlands
SmileDirectClub, LLC	Tennessee
SmileFarm, LLC (f/k/a Access Dental Lab TX, LLC)	Tennessee
SpaDirectClub, LLC	Delaware